                                                                     Exhibit 2.1
================================================================================

                            SEAGATE SOFTWARE, INC.

                   RESTRUCTURING AND CONTRIBUTION AGREEMENT

                                 APRIL 4, 1996

================================================================================

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
1.   Authorization; Issuance of Stock; Closing................................ 2

2.   Contribution of Software Subsidiaries by Seagate and Seagate Peripherals. 3
     (a)  Contribution of SEMS................................................ 3
     (b)  Contribution of Palindrome.......................................... 4
     (c)  Contribution of OnDemand............................................ 4
     (d)  Contribution of Intellectual Property Subsidiary.................... 5

3.   Crystal Restructuring.................................................... 5

4.   Conditions to Closing.................................................... 6
     (a)  Covenants........................................................... 6
     (b)  Blue Sky............................................................ 6
     (c)  Option Plan......................................................... 6
     (d)  Compensation Committee.............................................. 6
     (e)  Board of Directors.................................................. 6
     (f)  Officers............................................................ 6
     (g)  Bylaws.............................................................. 6
     (h)  Indemnification Agreements.......................................... 6
     (i)  Board of Stockholder Approval....................................... 6
     (j)  Subordinated Credit Agreement....................................... 7

5.   Investment Representations of Seagate Peripherals........................ 7

6.   Miscellaneous............................................................ 7
     (a)  Governing Law....................................................... 7
     (b)  Survival............................................................ 7
     (c)  Successors and Assigns.............................................. 7
     (d)  Entire Agreement; Amendment......................................... 8
     (e)  Counterparts........................................................ 8
     (f)  Severability........................................................ 8
     (g)  Titles and Subtitles................................................ 8
     (h)  Benefits of Restructuring Agreement................................. 8

SCHEDULES

Schedule 1 - Corporate Structure and Capitalization of Seagate Before
             Restructuring
Schedule 2 - Corporate Structure and Capitalization of Seagate After
             Restructuring

EXHIBITS

Exhibit A - Amended and Restated Certificate of Incorporation
Exhibit B - Form of Assignment
Exhibit C - 1996 Stock Option Plan
Exhibit D - Amended and Restated Bylaws
Exhibit E - Indemnification Agreement

                   RESTRUCTURING AND CONTRIBUTION AGREEMENT

     THIS RESTRUCTURING AND CONTRIBUTION AGREEMENT (the "Restructuring Agreement") is made and entered into as of April 4, 1996, by and among Seagate Technology, Inc., a Delaware corporation ("Seagate"), Seagate Peripherals, Inc., a Delaware corporation and a wholly-owned subsidiary of Seagate ("Seagate Peripherals"), and Seagate Software, Inc., a Delaware corporation and a wholly-owned subsidiary of Seagate Peripherals (formerly Arcada Holdings, Inc., a Delaware corporation) ("Seagate Software").

     The following entities are also parties to this Restructuring Agreement for purposes of Section 3 (Crystal Restructuring) and Section 6 (Miscellaneous) only: Seagate Technology International Holdings, a Cayman Islands corporation and an indirect subsidiary of Seagate ("Seagate Holdings Cayman"), and Crystal Computer Services Inc., a Canadian corporation and a wholly-owned subsidiary of Seagate Holdings Cayman ("Crystal").

                                  BACKGROUND

     A. Seagate (through Seagate Peripherals, its wholly-owned subsidiary) desires to contribute its software subsidiaries to Seagate Software, in exchange for shares of Series A Preferred Stock and Common Stock of Seagate Software to be issued to Seagate Peripherals as described herein.

     B. Seagate further desires to cause Seagate Software to establish a stock option plan with shares of Common Stock of Seagate Software to be reserved for issuance thereunder to provide employees an opportunity for equity participation in Seagate Software.

     C. Certain of Seagate's software subsidiaries include the following entities:

         (a) Seagate Enterprise Management Software, a California corporation and a wholly-owned subsidiary of Seagate ("SEMS") (formerly NetLabs Inc.) into which Network Computing, Inc., Frye Computer Systems, Inc. and Creative Interaction Technologies, Inc. have been merged;

         (b) Palindrome Corporation, a Delaware corporation ("Palindrome"), and a wholly-owned subsidiary of Seagate;

         (c) OnDemand Software, Inc., a Florida corporation ("OnDemand"), and a wholly-owned subsidiary of Seagate; and

         (d) Seagate IP, Inc., a Delaware corporation ("Intellectual Property Subsidiary"), which owns certain intellectual property and is a wholly-owned subsidiary of Seagate, and which in turn has the following foreign subsidiaries:
Seagate Software S.A., a corporation organized under the laws of France ("Seagate France") (99.76% owned), Seagate Software Limited, a corporation organized under the laws of the United Kingdom

         ("Seagate U.K.") (100% owned), and Seagate Software GmbH, a corporation organized under the laws of Germany ("Seagate Germany") (100% owned).

     D. Seagate Software is a wholly-owned subsidiary of Seagate Peripherals and in turn owns all of the outstanding capital stock of Seagate Software Storage Management Group, Inc. ("SSSM") (formerly Arcada Software, Inc.).

     E. On or shortly after the date of this Restructuring Agreement, Seagate wishes to recapitalize Crystal (the "Crystal Restructuring Agreement"), an offshore subsidiary of Seagate Holdings Cayman, to provide that Seagate Software will be able to treat Crystal as a subsidiary on a consolidated financial basis and thus consolidate Crystal's financial statements with the financial statements of Seagate Software for solely accounting purposes.

     F. Immediately prior to the Restructuring (as defined in Section 1(c) below), the relevant corporate structure of Seagate, Seagate Peripherals and the software subsidiaries is as reflected on Schedule 1 hereto.
                                         ----------

     G. Initially following the date of the Restructuring, the corporate structure of Seagate, Seagate Peripherals and Seagate Software is intended to be as reflected on Schedule 2 hereto.
                ----------

     H. As of the date of this Restructuring Agreement Seagate Peripherals holds 28,268,500 shares of Series A Preferred Stock (the "Old Series A Preferred") and 300 shares of Common Stock of Seagate Software. The parties contemplate that effective upon the Closing (defined in Section 1(c) below), Seagate Peripherals would own an aggregate of 34,500,000 shares of new Series A Preferred Stock of Seagate Software (the "New Series A Preferred"), with the amended and restated terms set forth in the Amended and Restated Certificate of Incorporation substantially in the form attached as Exhibit A (the "Restated
                                                    ---------
Certificate"), and 62,500 shares of Common Stock of Seagate Software. The New Series A Preferred would have a fair market value per share equal to $7.50 as of the date of this Recapitalization Agreement and the Common Stock would have a fair market value per share equal to $4.00 as of the date of this Recapitalization Agreement (such fair market value as determined by the Board of Directors of Seagate Software in its sole discretion).

     NOW, THEREFORE, intending to be legally bound hereby and for consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     1.  Authorization Issuance of Stock Closing.
         ---------------------------------------

         (a) In exchange for the contributions and agreements set forth in Sections 2 and 3 below, the Board of Directors of Seagate Software (the "Board") has (i) authorized the amendment and restatement of the Certificate of Incorporation of Seagate Software to, among other things, (A) increase the number of authorized shares of capital stock of Seagate Software to 80,000,000 shares of Common Stock and 60,000,000 shares of Preferred Stock, including

41,700,000 shares of Series A Preferred Stock and 18,300,000 shares of Preferred Stock available for future designation by the Board, (B) amend and restate the terms of the Series A Preferred Stock outstanding as of the date of this Restructuring Agreement to read as set forth in the Restated Certificate and
(C) eliminate the currently authorized Series B Preferred Stock (none of which is outstanding) and (ii) authorized the issuance of the shares described in
Section 1(b) below.

          (b) Effective upon the Closing, Seagate Software shall (i) cause the Restated Certificate to be filed with the Delaware Secretary of State's Office, with the effect, among other things, that the terms of the Old Series A Preferred shall be amended to be the New Series A Preferred, and (ii) issue to Seagate Peripherals an additional 6,231,500 shares of New Series A Preferred and 62,200 shares of Common Stock of Seagate Software, such that immediately following the Closing, Seagate Peripherals shall hold an aggregate of 34,500,000 shares of New Series A Preferred and 62,500 shares of Common Stock, representing all of the outstanding capital stock of Seagate Software (such shares in the aggregate are referred to as the "Shares").

          (c) The closing (the "Closing") of the transactions contemplated hereby shall be held at the offices of Wilson, Sonsini, Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California on April 4, 1996, subject to satisfaction or waiver of the conditions to closing set forth in Section 3 below. At the Closing, Seagate Software will deliver to Seagate Peripherals certificates representing the shares referred to in Section 1(b) above. The transactions contemplated by this Restructuring Agreement are collectively referred to as the "Restructuring."

     2.   Contribution of Software Subsidiaries by Seagate and Seagate
          ------------------------------------------------------------
Peripherals.  Effective upon the Closing, Seagate and Seagate Peripherals shall
-----------
make the contributions described below.

          (a)  Contribution of SEMS.
               --------------------

               (i) Seagate will contribute capital consisting of 4,000 shares of Common Stock of SEMS representing all of the outstanding shares of SEMS (the "SEMS Shares"), a wholly-owned subsidiary of Seagate, to Seagate Peripherals. Seagate shall submit to the transfer agent of SEMS the certificate representing the SEMS Shares, together with a properly executed form of assignment in substantially the form attached as Exhibit B (the "Assignment Form"). SEMS
                                   ---------
shall cause its transfer agent to cancel such certificate to issue a new certificate evidencing the SEMS Shares issued in the name of Seagate Peripherals.

               (ii) Seagate Peripherals will contribute capital consisting of the SEMS Shares to Seagate Software. Seagate Peripherals shall submit the certificate representing the SEMS Shares to the transfer agent of SEMS, together with a properly executed Assignment Form. SEMS shall cause its transfer agent to cancel such certificate and to issue a new certificate representing the SEMS Shares in the name of Seagate Software.

          (b)  Contribution of Palindrome.
               --------------------------

               (i) Seagate will contribute capital consisting of 1,000 shares of Common Stock of Palindrome representing all of the outstanding capital stock of Palindrome (the "Palindrome Shares") to Seagate Peripherals. Seagate shall deliver the certificate representing the Palindrome Shares to the transfer agent of Palindrome together with a properly executed Assignment Form. Palindrome shall cause its transfer agent to cancel such certificate and to issue a new certificate evidencing the Palindrome Shares issued in the name of Seagate Peripherals.

               (ii) Seagate Peripherals will contribute capital consisting of the Palindrome Shares to Seagate Software. Seagate Peripherals shall deliver the certificate representing the Palindrome Shares to the transfer agent of Palindrome, together with a properly executed Assignment Form. Palindrome shall cause its transfer agent to cancel such certificate and to issue a new certificate representing the Palindrome Shares in the name of Seagate Software.

               (iii) In connection with the corporate restructuring of Seagate Software (as set forth on Schedule 2), Seagate Software will contribute capital consisting of the Palindrome Shares to SSSM. Seagate Software shall deliver to the transfer agent of Palindrome the certificate representing the Palindrome Shares, together with a properly executed Assignment Form. Palindrome shall cause its transfer agent to cancel such certificate and to issue a new certificate evidencing the Palindrome Shares issued in the name of SSSM.

          (c)  Contribution of OnDemand.
               ------------------------

               (i) Seagate will contribute capital consisting of 1,000 shares of Common Stock of OnDemand representing all of the outstanding capital stock of OnDemand (the "OnDemand Shares"), a wholly-owned subsidiary of Seagate, to Seagate Peripherals. Seagate shall deliver the certificate representing the OnDemand Shares to the transfer agent of OnDemand, together with a properly executed Assignment Form. OnDemand shall cause its transfer agent to cancel such certificate and to issue a new certificate and to issue a new certificate evidencing the OnDemand Shares issued in the name of Seagate Peripherals.

               (ii) Seagate Peripherals will contribute capital consisting of the OnDemand Shares to Seagate Software. Seagate Peripherals shall deliver the certificate representing the OnDemand Shares to the transfer agent of OnDemand, together with a properly executed Assignment Form. OnDemand shall cause its transfer agent to cancel such certificate and to issue a new certificate representing OnDemand Shares in the name of Seagate Software.

               (iii) In connection with the corporate restructuring of Seagate Software (as set forth on Schedule 2), Seagate Software will contribute capital consisting of the OnDemand Shares to SEMS. Seagate Software shall deliver the certificate representing the OnDemand Shares to the transfer agent of OnDemand, together with a properly executed Assignment Form.

OnDemand shall cause its transfer agent to cancel such certificate and to issue a new certificate representing the OnDemand Shares in the name of SEMS.

               (iv) After the date of this Restructuring Agreement. OnDemand shall be merged with and into SEMS and the separate corporate existence of OnDemand shall cease.

          (d)  Contribution of Intellectual Property Subsidiary
               ------------------------------------------------

               (i) Seagate will contribute capital consisting of 1,000 shares of Commons Stock of Intellectual Property Subsidiary representing all of the outstanding capital stock of Intellectual Property Subsidiary (the "IP Shares") to Seagate Peripherals. Seagate shall deliver the certificate representing the IP Shares to the transfer agent of Intellectual Property Subsidiary, together with a properly executed Assignment Form. Intellectual Property Subsidiary shall cause its transfer agent to cancel such certificate and to issue a new certificate evidencing the IP Shares issued in the name of Seagate Peripherals.

               (ii) Seagate Peripherals will contribute capital consisting of the IP Shares to Seagate Software. Seagate Peripherals shall deliver the certificate representing the IP Shares to the transfer agent of Intellectual Property Subsidiary, together with a properly executed Assignment Form. Intellectual Property Subsidiary shall cause its transfer agent to cancel such certificate and to issue a new certificate representing the IP Shares in the name of Seagate Software.

               (iii) Promptly after the date of this Restructuring Agreement, Intellectual Property Subsidiary shall be merged with and into Seagate Software (the "IP Merger") and the separate corporate existence of Intellectual Property Subsidiary shall cease. Upon effectiveness of the IP Merger, Seagate France, Seagate U.K. and Seagate Germany will become wholly-owned subsidiaries of Seagate Software.

     3.   Crystal Restructuring.
          ---------------------

          (a) Following the date of this Restructuring Agreement, Seagate, Seagate Holdings Cayman, Crystal and Seagate Software will enter into the Crystal Restructuring Agreement pursuant to which, among other things, the capitalization structure of Crystal will be restructured such that (i) Seagate Holdings Cayman will receive shares of non-voting Common Stock of Crystal, exchangeable, at the option of Seagate Holdings Cayman, into 7,200,000 shares of Series A Preferred Stock of Seagate Software (valued at a price of $7.50 per share of Series A Preferred Stock of Seagate Software, for an aggregate value of $54 million), and (ii) Seagate Software will receive shares of voting Common Stock of Crystal (the "Crystal Restructuring").

          (b) As a result of the of Crystal Restructuring, Crystal will be treated as a subsidiary of Seagate Software and Seagate Software will be able to consolidate Crystal's financial statements with its own financial statements for accounting purposes only.

     4.   Conditions to Closing. The obligations of the parties under this
          ---------------------
Restructuring Agreement are subject to the fulfillment or waiver of the following conditions:

          (a) Covenants. All covenants, agreements and conditions contained in
              ---------
this Restructuring Agreement to be performed by the parties on or prior to the Closing shall have been performed or complied with in all material respects.

          (b) Blue Sky. Seagate Software shall have obtained all necessary blue
              --------
Sky law permits and qualifications, or have the availability of exemptions therefrom, required by any state for the offer and exchange of the Shares.

          (c) Option Plan. The Board of Directors of Seagate Software shall have
              -----------
approved the implementation of the 1996 Stock Option Plan for the employees of Seagate Software substantially in the form attached as Exhibit C (the "Stock
                                                       ---------
Option Plan"). Seagate Software shall have reserved 10 million shares of Common Stock of Seagate Software for issuance upon exercise of stock options to be granted under the Stock Option Plan.

          (d)  Compensation Committee. The Board of Directors of Seagate
               ----------------------
Software shall have approved the formation of a Compensation Committee consisting of Alan F. Shugart, Donald L. Waite, Stephen J. Luczo and Gary Filler.

          (e)  Board of Directors.  The Board of Directors of Seagate Software
               ------------------
as of the Closing will consist of Alan F. Shugart, Donald L. Waite, Stephen J. Luczo, Gary Filler and Lawrence Perlman.

          (f)  Officers.  The offers of Seagate Software as of the Closing will
               --------
be as follows:

               Alan F. Shugart, President
               Donald L. Waite. Vice President, Treasurer and Secretary Stephen J. Luczo, Vice President and Assistant Secretary Ellen Chamberlain, Vice President and Assistant Treasurer

          (g)  Bylaws.  The Board of Directors and sole stockholder of Seagate
               ------
Software shall have approved the Amended and Restated Bylaws of Seagate Software, Inc, substantially in the form attached as Exhibit D.
                                                     ---------

          (h)  Indemnification Agreements.  The officers of Seagate Software
               --------------------------
shall have executed Indemnification Agreements substantially in the form attached as Exhibit E.
            ---------

          (i)  Board and Stockholder Approval.  Each of the parties to this
               ------------------------------
Restructuring Agreement shall have obtained all necessary consents and approvals by its respective Board of Directors or stockholders, if any, necessary to perform the transactions contemplated by this Restructuring Agreement.

          (j)  Subordinated Credit Agreement. The obligations of Seagate
               -----------------------------
Software and Seagate Peripherals under the Subordinated Credit Agreement (the "Subordinated Credit Agreement"), dated January 5, 1994, among SSSM, as Borrower, Seagate Software, as Guarantor and Seagate Peripherals, as Lender, shall have been terminated as of the Closing.

     5.   Investment Representations of Seagate Peripherals. Seagate Peripherals
          -------------------------------------------------
represents and warrants to Seagate Software as follows:

          (a) Seagate Peripherals is acquiring the Shares in the Restructuring for investment for its own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

          (b) Seagate Peripherals acknowledges and understands that the Shares constitute "restricted securities" under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Seagate Peripheral's investment intent as expressed herein.

          (c) The certificates evidencing the Shares will be imprinted with the following legend:

          THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OF OR, IN THE OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

          (d) Seagate Peripherals acknowledge that there are no Warrants for Series B Preferred Stock of Seagate Software outstanding pursuant to the terminated Subordinated Credit Agreement and relinquishes any rights to such Warrants.

     6.   Miscellaneous.
          -------------

          (a)  Governing Law.  This Restructuring Agreement shall be governed
               -------------
in all respects by the internal laws of the State of Delaware.

          (b)  Survival.  The representations, warranties, covenants and
               --------
agreements made herein shall survive any investigation made by any of the parties hereto and the closing of the transactions contemplated hereby.

          (c)  Successors and Assigns.  Except as otherwise provided herein, the
               ----------------------
provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

      (d) Entire Agreement Amendment. This Restructuring Agreement and the other
          --------------------------
documents delivered pursuant hereto at the Closing constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Except as expressly provided herein, neither this Restructuring Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

      (e) Counterparts. This Restructuring Agreement may be executed in any
          ------------
number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

      (f) Severability. In the event that any provision of this Restructuring
          ------------
Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Restructuring Agreement shall continue in full force and effect without said provision, provided that no such severability shall be effective if it materially changes the economic benefit of this Restructuring Agreement to any party.

      (g) Titles and Subtitles. The titles and subtitles used in this
          --------------------
Restructuring Agreement are used for convenience only and are not considered in construing or interpreting this Restructuring Agreement.

      (h) Benefits of Restructuring Agreement. Nothing in this Restructuring
          -----------------------------------
Agreement, express or implied, shall give to any person, other than the parties hereto and their successors hereunder any benefit or any legal or equitable right, remedy or claim under this Restructuring Agreement.

     IN WITNESS WHEREOF, the parties have executed this Restructuring Agreement as of the date first written above.

SEAGATE TECHNOLOGY, INC.

By: /s/ Alan F. Shugart
   ---------------------------
   Alan F. Shugart
   Title: President

SEAGATE PERIPHERALS, INC.                  SEAGATE SOFTWARE, INC.

By: /s/ Donald L. Waite                    By: /s/ Donald L. Waite
   ---------------------------                -----------------------------
   Donald L. Waite                            Donald L. Waite
   Title: President                           Title: Vice President



SEAGATE TECHNOLOGY INTER-
NATIONAL HOLDINGS (CAYMAN)*                CRYSTAL COMPUTER SERVICES INC.*

By: /s/ Stephen J. Luczo                   By: /s/ Stephen J. Luczo
   ---------------------------                -----------------------------
   Stephen J. Luczo                           Stephen J. Luczo
   Title: President                           Title: Vice President


* Signatories for purposes of Section 3 (Crystal Restructuring) and Section 6 (miscellaneous) only.

                                SCHEDULE 1

                    CORPORATE STRUCTURE BEFORE RESTRUCTURING

                                        --------------------
                                               Seagate
                                             Technology,
                                                 Inc.
                                        ---------------------
 ---------------------------------------------------------------------------------------------------------------
                                             Seagate           Seagate                                   Seagate
   OnDemand        Palindrome    SEMS      Technology        Peripherals,                                 IP,
 Software, Inc.   Corporation             International         Inc.                                      Inc.
                                            (Cayman)
 --------------   ------------   ----     --------------     ------------                                -------
                                           ---------------                  ----------
                                             Seagate                        Seagate
                                             Technology                     Software,
                                            International                      Inc.
                                              Holdings                       (formerly
                                              (Cayman)                        Arcada
                                                                             Holdings,
                                                                              Inc.)
                                           ---------------                  ----------
                                                                                           -------      --------      --------
                                                                                            Seagate      Seagate     Seagate
                                                                                           Software     Software     Software
                                                                                             S.A.        Limited       GmbH
                                                                                           (France)      (U.K.)      (Germany)
                                                                                           -------      --------      --------
                                           ---------------                  ----------
                                               Crystal                        Seagate
                                              Computer                       Software
                                              Services                       Storage
                                                 Inc.                       Management
                                                                            (formerly
                                                                              Arcada
                                                                            Software)
                                            ---------------                  ----------

                            CURRENT CAPITALIZATION

OnDemand Software, Inc.
-----------------------

Authorized:    1,000 shares of common stock, $0.01 par value
Outstanding:   1,000 shares issued to Seagate Technology, Inc.


Palindrome Corporation
----------------------

Authorized:    1,000 shares of common stock, $0.0001 par value
Outstanding:   1,000 shares issued to Seagate Technology, Inc.


Seagate Enterprise Management Systems (consists of:  NetLabs, Inc., Network
-------------------------------------
Computing, Inc., Frye Computer Systems, Inc. and Creative Interaction Technologies, Inc.)

Authorized:    10,000 shares of common stock, no par value
Outstanding:    4,000 shares issued to Seagate Technology, Inc.


Seagate Peripherals, Inc.
-------------------------

Authorized:    1,000 shares of common stock, $0.001 par value
Outstanding:     100 shares issued to Seagate Technology, Inc.


Seagate Software, Inc. (formerly Arcada Holdings, Inc.)
----------------------

Authorized:    200,000,000 shares consisting of-
                           120,000,000 shares of common stock, $0.001 par value
                            40,000,000 shares of Series A preferred stock,
                                       $0.001 par value
                            40,000,000 shares of Series B preferred stock,
                                       $0.001 par value
Outstanding:   300 shares of common stock issued to Seagate Peripherals, Inc.
               28,268,500 shares of Series A preferred stock issued to Seagate
                          Peripherals, Inc.


Seagate Software Storage Management Group, Inc. (formerly Arcada Software)
-----------------------------------------------

Authorized:    1,000 shares of common stock, $1.00 par value
Outstanding:     736 shares issued to Arcada Holdings, Inc. (not certificated)

Seagate IP, Inc.
----------------

Authorized:    1,000 shares of common stock, $0.01 par value
Outstanding:   1,000 shares issued to Seagate Technology, Inc.


Seagate Software S.A. (France)
------------------------------

Authorized:    2,500 shares of common stock, 100 FRF par value
Outstanding:   2,500 shares issued consisting of -
                     1 share issued to Hans-Dieter Blaser
                     1 share issued to Stephen J. Luczo
                     1 share issued to Michael A. Montandon
                     1 share issued to Alan F. Shugart
                     1 share issued to Jose Vasco
                     1 share issued to Donald L. Waite
                     2,494 shares issued to Seagate Software, Inc.


Seagate Software Limited (U.K.)
-------------------------------

Authorized:    1,000 shares of ordinary stock, GB 1.00 par value
Outstanding:     100 shares issued to Seagate Software, Inc.


Seagate Software GmbH (Germany)
-------------------------------

Authorized:    50,000 shares of capital stock, no par value
Outstanding:   50,000 shares issued to Seagate Software, Inc.

                                  SCHEDULE 2

                    CORPORATE STRUCTURE AFTER RESTRUCTURING

                     -----------
                       Seagate
                     Technology,
                        Inc.
                     -----------
--------------                           -------------------
    Seagate                                   Seagate
  Technology                               Peripherals, Inc.
International
   (Cayman)
-------------                            -------------------


---------------                            -------------------
  Seagate                                   Seagate Software,
 Technology                                   Inc. (formerly
International                                Arcada Holdings)
Holdings (Cayman)
----------------                            -------------------
 non-                     voting stock
 voting
 stock*
----------                   ------    --------------        -------------   ------------  ------------
                                          Seagate
Crystal Computer              SEMS       Software               Seagate        Seagate       Seagate
   Services                               Storage              Software       Software       Software
     Inc.                                Management               S.A.         Limited          GmbH
                                          (formerly             (France)        (U.K.)        (Germany)
                                           Arcada                 ****           ****           ****
                                          Software)
----------                   ------    --------------        -------------   ------------  ------------


                       ------------------  -------------
                         OnDemand          Palindrome
                       Software, Inc.***   Corporation**
                       ------------------  -------------

   *Exchangeable for shares of Seagate Software, Inc.
  **May be merged into Seagate Software Storage Management.
 ***May be merged into SEMS.
****Currently a subsidiary of Seagate IP, Inc. (Seagate IP, Inc. will be merged into Seagate Software, Inc. promptly after the closing of this restructuring).

                            PROPOSED CAPITALIZATION


Seagate Peripherals, Inc.
-------------------------

Authorized:    1,000 shares of common stock, $0.001 par value
Outstanding:     100 shares issued to Seagate Technology, Inc.


Seagate Software, Inc. (formerly Arcada Holdings, Inc.)
----------------------

Authorized:    140,000,000 shares consisting of-
                    80,000,000 shares of common stock, $0.001 par value 60,000,000 shares of preferred stock, $0.001 par value
                          41,700,000 shares of Series A preferred stock 18,300,000 shares of undesignated preferred stock
Outstanding:   62,500 shares of common stock issued to Seagate Peripherals, Inc.
               34,500,000 shares of Series A preferred stock issued to Seagate
                          Peripherals, Inc.


Seagate Enterprise Management Systems (consists of:  NetLabs, Inc., Network
-------------------------------------
Computing, Inc., Frye Computer Systems, Inc. and Creative Interaction Technologies, Inc.)

Authorized:    10,000 shares of common stock, no par value
Outstanding:    4,000 shares issued to Seagate Software, Inc.


OnDemand Software, Inc.
-----------------------

Authorized:    1,000 shares of common stock, $0.01 par value
Outstanding:   1,000 shares issued to Seagate Enterprise Management Systems


Seagate Software Storage Management Group, Inc. (formerly Arcada Software)
-----------------------------------------------

Authorized:    1,000 shares of common stock, $1.00 par value
Outstanding:     736 shares issued to Seagate Software, Inc.


Palindrome Corporation
----------------------

Authorized:    1,000 shares of common stock, $0.0001 par value
Outstanding:   1,000 shares issued to Seagate Software Storage Management Group,
                     Inc.

Seagate Software S.A. (France)
------------------------------

Authorized:    2,500 shares of common stock, 100 FRF par value
Outstanding:   2,500 shares issued consisting of -
                     1 share issued to Hans-Dieter Blaser
                     1 share issued to Stephen J. Luczo
                     1 share issued to Michael A. Montandon
                     1 share issued to Alan F. Shugart
                     1 share issued to Jose Vasco
                     1 share issued to Donald L. Waite
                     2,494 shares issued to Seagate Software, Inc.


Seagate Software Limited (U.K.)
-------------------------------

Authorized:    1,000 shares of ordinary stock, GB 1.00 par value
Outstanding:     100 shares issued to Seagate Software, Inc.


Seagate Software GmbH (Germany)
-------------------------------

Authorized:    50,000 shares of capital stock, no par value
Outstanding:   50,000 shares issued to Seagate Software, Inc.